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                         [DELOITTE & TOUCHE LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT



To the Board of Directors of
W Holding Company, Inc.
Mayaguez, Puerto Rico

We consent to the incorporation by reference in this Registration Statement of W Holding Company, Inc. on Form S-3 of our reports dated February 14, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of W Holding Company, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
March 13, 2001